U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 15, 2003


                          London Pacific Group Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                    0-21874
                            (Commission File Number)

   Jersey (Channel Islands) U.K.                       Not applicable
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this
Item 9,"Regulation FD Disclosure" and Item 12, " Results of Operations and Financial Condition."


FOR IMMEDIATE RELEASE                                               May 15, 2003

                          London Pacific Group Limited
                                Financial Results
                              For the Quarter Ended
                                 March 31, 2003


London, May 15, 2003 - London Pacific Group Limited (OTCBB: LDPGY; London: LPG) (the "Group") today reported a consolidated net loss for the three months ended March 31, 2003 of $1.9 million, or $0.04 per diluted share and $0.37 per diluted ADR, compared with a net loss of $30.3 million, or $0.60 per diluted share and $5.97 per diluted ADR, for the same period in 2002. For the first quarter of 2003, the Group's consolidated loss from continuing operations was $1.9 million, or $0.04 per diluted share and $0.37 per diluted ADR, compared with a loss from continuing operations of $11.6 million, or $0.23 per diluted share and $2.29 per diluted ADR, for the first quarter of 2002. ADR amounts have been restated to reflect the one-for-ten reverse split in June 2002.

The results of continuing operations improved substantially in the first quarter of 2003 primarily due to the increase in value of the quoted securities held by the Group, including London Pacific Assurance Limited. Net realized and unrealized investment gains totaled $1.0 million in the first quarter of 2003, compared to net realized and unrealized losses of $9.2 million in the first quarter of 2002.

The Group no longer includes the financial results of Berkeley Capital Management ("BCM") and, as previously reported, London Pacific Life & Annuity Company ("LPLA"), in its consolidated financial statements. Reclassifications have been made in the prior period financial statements to reflect these discontinued operations. A definitive agreement to sell substantially all of the assets and operations of BCM to a company majority-owned by funds under the management of Putnam Lovell NBF Private Equity was signed on March 7, 2003 and the sale closed on May 7, 2003. The Group received initial proceeds of $8.06 million in cash upon the closing of the sale of BCM and will receive a further $1.0 million in cash on December 31, 2003 subject to certain adjustments. The Group may also receive up to $1.25 million in cash earnout payments ratably over the four quarters of 2004 based upon the revenues received in 2003 from a new product planned for launch by BCM in 2003; however, the Group believes that these earnout payments are unlikely.

On May 9, 2003, the Group entered into a definitive agreement to sell London Pacific Advisors to a wholly-owned subsidiary of SunGard Data Systems Inc. The purchase price consists of $8.2 million in cash at closing (less $1.25 million to be held back to cover any shortfall to the agreed minimum tangible net asset value of the LPA assets minus the liabilities acquired in the transaction, and to cover any indemnity obligations) and up to a further $8.0 million cash earnout payment that will be equal in amount to one-half of the cumulative operating profits from the LPA business in the three year period immediately following closing of the sale. There is no guarantee that the Group will receive any portion of the earnout payment. The sale is binding on both companies and is subject to customary regulatory and shareholder approvals and other conditions. The sale is expected to close on or before June 9, 2003.

As of March 31, 2003, the book value per share and book value per ADR were $0.41 and $4.10, respectively. These book value per share and ADR computations exclude the number of shares held by the employee benefit trusts and the related cost of those shares.

London Pacific Assurance Limited ("LPAL"), the Group's Jersey, Channel Islands based insurance company, continued to serve its policyholders. Policyholder liabilities for LPAL fell slightly during the first quarter of 2003 from $35.4 million as of December 31, 2002 to $34.3 million as of March 31, 2003. To date, the capital base is sufficient to support liabilities. As of March 31, 2003, LPAL's corporate bonds, cash and accrued interest totaled $36.9 million, quoted equities were $7.9 million and the book value of private equities was $5.6 million.

Berkeley International Capital Corporation ("BICC") arranges private equity placements into rapidly growing technology companies. Placement and management activity fell significantly in the first quarter of 2003 due to depressed conditions and the loss of management control at LPLA.

Borrowings and guarantee obligations under the Group's bank facility totaled $15.0 million at March 31, 2003. Subsequent to March 31, 2003, the proceeds from the sale of BCM were used to pay down the bank facility to $7.25 million. Subject to the closing of the sale of LPA, the initial proceeds from that sale will be used to reduce the bank facility further to less than $1.0 million in June 2003.

Venture capital is the foundation of the company. The market environment for venture capital continues to be very weak but there will be opportunities in the future. At its forthcoming annual general meeting on June 12, 2003, the Group will seek shareholder approval to change its name back to Berkeley Technology Limited, which was the name of the Group in 1985 when it first became a public company on the London Stock Exchange.

                                      *****

Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Group's products and services, (ii) the success of new products and services provided by the Group, (iii) significant changes in net cash flows in or out of the Group's businesses, (iv) the Group's ability to meet its debt obligations,
(v) fluctuations in the performance of debt and equity markets worldwide, (vi) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Group's operations, (vii) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (viii) the ability of the Group's subsidiaries to compete in their respective businesses, (ix) the ability of the Group to attract and retain key personnel, and (x) actions by governmental authorities that regulate the Group's businesses, including insurance commissions. The Group undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Please address any inquiries to:

Ian Whitehead                    Jersey                           (0)1534 607700
Chief Financial Officer
London Pacific Group Limited


Form 10-Q for the quarter ended March 31, 2003

A copy of the above document will be submitted to the U.K. Listing Authority by May 16, 2003, and will be available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS
Tel: 020 7676 1000

London Pacific Group Limited
Condensed Consolidated Statements of Income
Under U.S. GAAP (unaudited)
In thousands, except per share and ADR amounts

                                                                                  Three Months Ended
                                                                                        March 31,
                                                                          .................................

                                                                               2003             2002(1)
 Continuing operations:                                                   .................................

 Revenues:
 Investment income                                                         $         534      $       2,381
 Insurance policy charges                                                              4                  1
 Financial advisory services and    other    fee income(2)                         3,564              7,006
 Net realized investment gains (losses)                                           (7,324)             3,722
 Change in net unrealized investment gains and       losses   on                   8,313            (12,883)
 trading          securities
                                                                          .................................

                                                                                   5,091                227
 Expenses:
 Amounts credited on insurance policyholder accounts                                 519              1,980
 Amortization of deferred policy acquisition costs                                     -                294
 Operating expenses                                                                6,292              8,500
 Interest expense                                                                    142                304
                                                                          .................................
                                                                                   6,953             11,078
                                                                          .................................
 Loss from continuing operations before income taxes                              (1,862)           (10,851)

 Income tax expense                                                                   11                752
                                                                          .................................
 Loss from continuing operations                                                  (1,873)           (11,603)

 Discontinued operations:
 Income (loss) from discontinued operations, net of income
   tax expense (benefit) of $1 and $(10,169), respectively
                                                                                      19            (18,702)

                                                                          .................................
 Income (loss) on discontinued operations                                             19            (18,702)
                                                                          .................................
 Net loss                                                                  $     (1,854)      $     (30,305)
                                                                          .................................
                                                                          .................................

 Basic and diluted loss per share and ADR: (3)

 Basic and diluted loss per share:
 Continuing operations                                                     $       (0.04)     $       (0.23)
 Discontinued operations                                                               -              (0.37)
                                                                          .................................
                                                                           $       (0.04)     $       (0.60)
                                                                          .................................
                                                                          .................................

 Basic and diluted loss per ADR: (3)
 Continuing operations                                                     $       (0.37)     $       (2.29)
 Discontinued operations                                                               -              (3.68)
                                                                          .................................
                                                                           $       (0.37)     $       (5.97)
                                                                          .................................
                                                                          .................................

(1)  Reclassifications have been made related to discontinued operations.

(2) Includes amounts of $0 and $2,573 for revenues earned from entities included in discontinued operations for the three months ended March 31, 2003 and 2002, respectively.

(3) ADR amounts have been restated to reflect the one-for-ten reverse split in June 2002.

London Pacific Group Limited
Condensed Consolidated Balance Sheets
Under U.S. GAAP (unaudited)
In thousands, except share amounts

                                                                               March          December 31,
                                                                             31, 2002           2002 (1)
                                                                          .................................
                                 ASSETS

Investments (principally of life insurance subsidiary):
   Fixed maturities:
    Available-for-sale, at fair value (amortized cost: $26,975 and
$30,481                                                                    $      26,963      $      30,335
      as of March 31, 2003 and December 31, 2002, respectively)
   Equity securities:
    Trading, at fair value (cost: $14,738 and $26,785 as of March 31,
2003                                                                              12,772             16,505
         and December 31, 2002, respectively)
    Available-for-sale, at fair value (cost: $6,437 and $8,983 as of
         March 31, 2003 and December 31, 2002, respectively)                       5,687              7,233
                                                                           ................................
Total investments                                                                 45,422             54,073

Cash and cash equivalents                                                         19,025             15,871
Accrued investment income                                                            735                900
Property and equipment, net                                                        2,928              3,176
Goodwill                                                                           1,301              1,301
Other assets                                                                       2,044              2,894
Total assets held for sale                                                         2,022              2,002
                                                                          .................................
Total assets                                                               $      73,477      $      80,217
                                                                          .................................
                                                                          .................................
                  LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Life insurance policy liabilities                                          $      34,336      $      35,441
Notes payable                                                                      4,370              9,314
Accounts payable and accruals                                                      3,014              2,973
Guarantees under bank facility                                                    10,590             10,590
Total liabilities held for sale                                                      369                413
                                                                          .................................
Total liabilities                                                                 52,679             58,731
                                                                          .................................
Commitments and contingencies

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000        shares
authorized;
   64,439,073 shares issued and outstanding  as of March 31, 2003 and              3,222              3,222
December 31, 2002
Additional paid-in capital                                                        68,450             68,394
Retained earnings                                                                 14,200             16,054
Employee benefit trusts, at cost (13,684,881 shares as of March 31, 2003
   and December 31, 2002)                                                        (63,571)           (63,571)
Accumulated other comprehensive loss                                              (1,503)            (2,613)
                                                                          .................................
Total shareholders' equity                                                        20,798             21,486
                                                                          .................................
Total liabilities and shareholders' equity                                 $      73,477      $      80,217
                                                                          .................................
                                                                          .................................

(1)  Reclassifications have been made related to discontinued operations.

London Pacific Group Limited
Condensed Consolidated Statements of Cash Flows
Under U.S. GAAP (unaudited)
In thousands

                                                                                  Three Months Ended
                                                                                         March 31,
                                                                          .................................
                                                                                2003             2002
                                                                          .................................

Net cash provided by continuing operations                                 $       6,527      $      19,567

Net cash used in discontinued operations                                             (45)           (19,874)
                                                                          .................................
Net cash provided by (used in) operating activities                                6,482               (307)
                                                                          .................................

Cash flows from investing activities:
Purchases of held-to-maturity fixed maturity securities                                -                (81)
Purchases of available-for-sale fixed maturity securities                           (140)            (5,033)
Proceeds from sale of available-for-sale fixed maturity securities                 2,914                  -
Capital expenditures                                                                 (46)              (402)
                                                                          .................................
Net cash provided by (used in) investing activities                                2,728             (5,516)
                                                                          .................................

Cash flows from financing activities:
Insurance policyholder contract deposits                                               -              3,585
Insurance policyholder benefits paid                                                (986)              (811)
Proceeds from disposal of shares by the employee benefit trusts                        -                 43
Repayment of notes payable                                                        (4,944)                 -
                                                                          .................................
Net cash provided by (used in) financing activities                               (5,930)             2,817
                                                                          .................................

Net increase (decrease) in cash and cash equivalents                               3,280             (3,006)
Cash and cash equivalents at beginning of period(1)                               15,871             61,212
Foreign currency translation adjustment                                             (126)               (65)
                                                                          .................................
Cash and cash equivalents at end of period(1)                              $      19,025      $      58,141
                                                                          .................................
                                                                          .................................

(1)  Amounts reflect continuing operations only.